Exhibit 21.01



                            SCHEDULE OF SUBSIDIARIES




                                                              State or County
         Name                                                 of Organization

         CYNTECH TECHNOLOGIES, INC.                                Nevada
         CYNTECH OF CHAMBERS COUNTY, INC.                           Texas
         CYNTECH FUELS OF CHAMBERS COUNTY, LLC                      Texas